

DOUBLE DOWN CASINO

PICK YOUR DREAM VACATION

spriza
win. laugh. live.

January 5th, 2015

DoubleDown Case Sudy


igt
DOUBLE DOWN
CASINO
TM

The Client

DoubleDown Casino is the best website on the Internet for free casino games and free mobile casino games with no download or registration requirements and you can get started playing right now! With millions of players online in its free casino, everyone can enjoy a variety of gaming content including over 40+ free slot games, poker, bingo, video poker, slot tournaments and much more.


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CASINO
POKER
BINGO
SLOTS

The APP

DoubleDown Casino brings the FULL casino experience everywhere you go.
The App has been downloaded over 10 million times and is available across all mobile platforms.

Key Features

- FREE to Play all the time
- Over 40+ Slot Games, including authentic games from the Casino floor
- Login with Facebook, or play the full game as a guest
- Invite friends, send FREE chips, and find something NEW every week



DOUBLE DOWN CASINO

The Challenge

DoubleDown Casino was looking for new ways to reach its target demographic in a very competitive gaming space and introduce its product to new users.

New client acquisition, application downloads and client conversions are the lifeblood for DoubleDown Casino:

- The challenge was to find a way to motivate and retain their existing subscribers as well as acquire new players and brand ambassadors.
- Spriza pitched DoubleDown the concept of a viral, experience driven campaign to drive participation and downloads of its mobile APP.
- Spriza had to sell Spriza™ contest platform as a viable marketing tool in a competitive space.

spriza™

win. laugh. live.

The Solution

Teaming up with Spriza, DoubleDown wanted to provide its users an experience of a lifetime. Using Spriza™ DoubleDown was able to utilize the proprietary sharing functionality to perpetuate growth into the contest and then move those new users to download the DoubleDown mobile APP.

DoubleDown's attraction to Spriza™ was the viral nature to which its message spreads from one person to the next. The DoubleDown contest was put into action on January 5, 2015. The challenge was to increase downloads of the mobile APP and generate conversions to the DoubleDown website to enter into the campaign.

The strategy was to:

- Theme the entire campaign around a once in a lifetime experience. In "Pick your dream Vacation' people would be able to enter for a chance to win a vacation of their choice anywhere in the US.
- Make DoubleDown Casino shine by providing a once in a lifetime experience vacation contest. This would transcend the casino platform and give the winners a real life experience they would share with DoubleDown's 7+million Facebook fans, countless shared connections and DoubleDown's extensive database.
- Seed out through the DoubleDown database, Spriza™ database and social media channels to create buzz about the DoubleDown Casino contest.


INSTANT MESSAGING
TARGET REFFERALS
ACTION REFERALS
VISUAL QUE NEXT STEP
facebook
facebook
Step 2
DOUBLE DOWN

Within the first 24 hours...

Within the first hour of the contest entrants scaled to 1,500. After six hours entrants jumped to 10,553 then climbed to 22,669 at the close of the 24hour period. This resulted in 140,000 unique visitors and was shared through Facebook 36,204 times. 4,500 text messages were sent to download the mobile APP. The website requests to the Spriza™ platform exceeded 3,000,000 over the 24 hour period with the conversion rate of 16% within that timeframe.


PICK YOUR DREAM
VACATION

Entrants into the contest climbed to more than 22,000 at the end of the 24 hour period.

3,000,000 requests came through the Spriza™ contest platform.

140,000 unique visitors.

With a Conversion rate of 16%.

The contest was shared on Facebook more than 36,000 times.

4500 text messages were sent to download the DoubleDown mobile APP.

The success of the first day was underestimated resulting in a heavy site load which bogged down the Spriza™ servers forcing us to scale to a server four times the size.


THE DOUBLEDOWN CASINO